Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER RESULTS

Conference Call to be Webcast Today at 1:30 p.m. Pacific Time

SAN DIEGO, November 3, 2011 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today reported its third quarter results for the period ended September 30, 2011. Entropic reported third quarter net revenues of $51.5 million, a decrease of 16 percent compared with $61.5 million in the second quarter of 2011 and a decrease of 16 percent compared to $61.3 million in the third quarter of 2010.

In accordance with U.S. generally accepted accounting principles (GAAP), the Company’s third quarter net income was $4.6 million, or $0.05 per share (diluted). This compares with GAAP net income of $7.8 million, or $0.09 per share (diluted) in the second quarter of 2011.

Non-GAAP net income in the third quarter was $10.4 million, or $0.12 per share (diluted), compared to non-GAAP net income of $15.1 million, or $0.17 per share (diluted) in the second quarter of 2011.

“Entropic delivered strong operating results and made significant progress toward our long-range strategic plan despite facing significant challenges entering the third quarter,” said Patrick Henry, president and CEO of Entropic Communications. “As we look forward, we believe we will benefit from continued HDTV, DVR and multi-room DVR penetration worldwide, as well as the paradigm shift toward streaming IP-based video and multimedia content and services into and throughout the home. In addition, our recent strategic investment and joint development agreement with Zenverge positions us to capitalize on the rising consumer demand to have video content delivered to portable devices, such as tablets, smartphones and laptops – in the home or on the go.”

	Three Months ended
(In millions, except per share data)	Sept 30, 2011	June 30, 2011	Sept 30, 2010
Net revenues	$51.5	$61.5	$61.3
GAAP net income	$4.6	$7.8	$11.3
GAAP net income per share (basic and diluted)	$0.05	$0.09	$0.15
Non-GAAP net income[1]	$10.4	$15.1	$14.5
Non-GAAP net income per share[1] (diluted)	$0.12	$0.17	$0.18

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

Recent Highlights

Strategic Investment

•	Strengthened Partnership with Zenverge: Entropic made a $10M strategic investment to co-develop and co-market products for the service provider and consumer electronics markets. Jointly the two

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ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER 2011 RESULTS	PAGE 2

organizations will work on a silicon solution to provide powerful transcoding capabilities for converting and delivering pay-TV, over-the top or personal video content to any device – either to watch immediately in a connected mode, or to watch later with content stored locally. This investment in Zenverge deepens Entropic’s commitment to bring the best of both MoCA® (Multimedia over Coax Alliance) home networking and video transcoding technologies together to create new products designed to satisfy the desire of consumers to watch, and service providers to offer, content — anytime, anywhere and on any type of device.

European Market Expansion

•

Demonstrated the Power of MoCA 2.0 at IBC 2011, Amsterdam: Entropic showcased how European operators and original equipment manufacturers (OEMs) can monetize their home networking strategies by highlighting the benefits/features of MoCA 2.0 as a way to enable a rewarding consumer TV viewing experiences.

•

Announced New European Design Win with Technetix: Designer and manufacturer of leading technology solutions, Technetix, demonstrated the first-ever push-on Ethernet-to-Coax (EoC) Network Adapter, powered by Entropic’s MoCA silicon; strengthening the standard and Entropic for greater penetration and expansion throughout Europe.

•

Enabled High-Performance Connectivity and Advanced IP-based Services for Finnish Operator, Blue Lake Communications: Entropic customer, InCoax, leveraged Entropic’s cost-effective, MoCA-based EoC solution for its Gigabit over Coax Access (GoCA) platform to enable Blue Lake Communications, to offer higher-speed broadband and more advanced IPTV services to its subscribers.

Global c.LINK® Broadband Access Momentum

•

Announced General Availability of the Next-Generation c.LINK® Broadband Access Silicon for EoC Implementations: Entropic introduced its EN3510 c.LINK Broadband Access single-chip solution that runs 60-percent faster on coaxial cable than current c.LINK implementations. The new c.LINK solution is unique to the China EoC market, as it is a high radio frequency (RF) implementation — making it ideal for multiple system operators (MSOs) or cable network operators to upgrade their networks for bi-directional communication or to coexist with other advanced IP-based services on the same coaxial cable.

•

Partnered with H3C Technologies Co., Limited: A wholly-owned subsidiary of Hewlett-Packard Company (NYSE:HPQ), and a leading global supplier of IP-based products and solutions, H3C leveraged Entropic’s c.LINK Broadband Access silicon in its EPCN 2.0, a universal broadband system that supports an optical to coax platform for high-RF IP delivery of video and broadband services to multi-dwelling units over the existing coaxial cable in China.

•

Strategic Design Win with LG Electronics (LGE): LGE turned to Entropic’s field-proven c.LINK Broadband Access solution to power its Pro:Centric™ hospitality solution; allowing guests to take advantage of new infotainment and over-the-top video services via the hotel room TV. LGE’s Pro:Centric solution was designed to enhance the guest experience, while providing hoteliers a consistent revenue stream for their property.

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ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER 2011 RESULTS	PAGE 3

Accolades

•

Entropic ranked #224 on Technology Fast 500™, Deloitte’s ranking of the 500 fastest growing technology, media, telecommunications, life sciences and clean technology companies in the United States and Canada. Rankings are based on percentage of fiscal year revenue growth from 2006 to 2010. This marks the third consecutive year Entropic has been included in the Technology Fast 500.

For More Information

Entropic management will be holding a conference call today, November 3, 2011, at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the Company’s results for the third quarter of fiscal 2011 and to provide guidance for the fourth quarter. You may access the conference call via any of the following:

Teleconference:	631-813-4729

Conference ID:	15932607

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	404-537-3406

About Entropic Communications

Entropic Communications, Inc. (Nasdaq:ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading cable, telecommunications and satellite service providers, OEMs and consumer electronic manufacturers. As a co-founder of MoCA (Multimedia over Coax Alliance), Entropic pioneered and continues to evolve the way high-definition television-quality video and other multimedia and digital content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, visit Entropic at www.entropic.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statements of Operations of all forms of stock-based compensation, non-cash acquired intangibles amortization, the loss related to equity method investment, and the cash tax difference and their related effects on the number of diluted shares used in calculating non-GAAP income per share, among other items.

Management uses these non-GAAP financial measures to manage the Company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company’s board of directors, (ii) evaluate the Company’s operating performance, (iii) compare the Company’s performance to internal forecasts, and (iv) manage the Company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations for market expansion, product development, continued and/or future revenue, earnings and product sales growth and the factors that may contribute to such growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers and service providers for a substantial portion of our revenues; risks that the market for high-definition and standard-definition video and other multi-media content delivery and networking solutions in the United States, China and elsewhere will not develop as we expect; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks that our collaborations and partnerships will not yield their anticipated benefits; risks associated with adverse U.S. and international economic conditions; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media/Industry Analyst Contact:

Ruder Finn for Entropic Communications

Chris Fallon

212.715.1691

fallonc@ruderfinn.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for per share information)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$51,465	$61,473	$61,310	$184,459	$139,441
Cost of net revenues	22,996	27,646	28,774	82,581	65,306

Gross profit	28,469	33,827	32,536	101,878	74,135
Operating expenses:
Research and development	15,142	14,148	12,410	42,439	35,694
Sales and marketing	4,073	4,303	5,054	13,196	12,823
General and administrative	2,939	3,515	3,798	10,143	9,510

Total operating expenses	22,154	21,966	21,262	65,778	58,027

Income from operations	6,315	11,861	11,274	36,100	16,108
Other income, net	133	213	33	535	78

Income before income taxes	6,448	12,074	11,307	36,635	16,186

Income tax provision	1,803	4,318	36	12,379	65

Net income	$4,645	$7,756	$11,271	$24,256	$16,121

Net income per share – basic	$0.05	$0.09	$0.15	$0.28	$0.22

Net income per share – diluted	$0.05	$0.09	$0.15	$0.27	$0.21

Weighted average number of shares used to compute net income per share – basic	86,541	86,046	72,777	85,993	72,003

Weighted average number of shares used to compute net income per share – diluted	88,884	89,290	77,605	89,165	75,791

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	June 30,	December 31,
	2011	2011	2010
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,722	$33,728	$98,100
Marketable securities	105,942	102,986	48,275
Accounts receivable	35,133	35,942	18,244
Inventory	25,780	33,880	39,915
Deferred tax assets, current	2,445	5,463	14,307
Prepaid expenses and other current assets	8,844	6,404	6,226

Total current assets	202,866	218,403	225,067
Property and equipment, net	11,389	11,802	11,354
Long-term marketable securities	58,894	51,331	22,386
Deferred tax assets, long-term	17,304	17,304	17,304
Other long-term assets	11,819	2,481	2,697

Total assets	$302,272	$301,321	$278,808

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,138	$13,632	$18,278
Accrued expenses and other current liabilities	3,006	3,962	3,634
Accrued payroll and benefits	5,684	4,565	6,666

Total current liabilities	14,828	22,159	28,578
Deferred rent	1,218	1,336	1,568
Other long-term liabilities	126	71	72
Stockholders' equity	286,100	277,755	248,590

Total liabilities and stockholders' equity	$302,272	$301,321	$278,808

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net income	$4,645	$7,756	$11,271	$24,256	$16,121
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	143	118	104	390	256
Research and development	1,533	1,631	1,362	4,597	3,652
Sales and marketing	517	500	419	1,445	1,113
General and administrative	933	1,097	898	2,994	2,511

Total stock-based compensation	3,126	3,346	2,783	9,426	7,532
Acquisition-related items:
Amortization of intangible assets:
Cost of net revenues	—	—	406	—	1,217
Loss related to equity method investment	91	—	—	91	—
Income tax effects of pre-tax adjustments	(1,126)	(1,171)	—	(3,331)	—
Cash tax difference (1)	3,653	5,137	—	14,607	—

Total of non-GAAP adjustments	5,744	7,312	3,189	20,793	8,749

Non-GAAP net income	$10,389	$15,068	$14,460	$45,049	$24,870

Weighted average shares (basic)	86,541	86,046	72,777	85,993	72,003
Adjustment for dilutive shares	2,343	3,244	7,294	3,172	6,207

Weighted average shares (diluted)	88,884	89,290	80,071	89,165	78,210

GAAP net income per share (basic)	$0.05	$0.09	$0.15	$0.28	$0.22
Non-GAAP adjustments detailed above	0.07	0.08	0.03	0.23	0.10

Non-GAAP net income per share (diluted) (2)	$0.12	$0.17	$0.18	$0.51	$0.32

(1)	The Company's non-GAAP net income per share is calculated using the cash tax rate of (7%) and 2% for the three and nine month periods ended September 30, 2011, respectively. The estimated cash tax rate is the estimated tax payable on the Company's tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company's operating results. The Company's effective tax rate used for the purposes of calculating GAAP net income for the three and nine month periods ended September 30, 2011 was approximately 28% and 34%, respectively.
(2)	During 2011, the Company changed its methodology for calculating non-GAAP net income per share by using the GAAP share count in the calculation of non-GAAP net income per share, and has reflected the effects of such change for all periods presented in 2011.